MAY 11, 2000

SUPPLEMENT TO PROSPECTUS DATED JANUARY 27, 2000

Effective May 11, 2000, the following paragraph is hereby substituted for the third full paragraph of the section entitled “DETERMINATION OF INTEREST RATES” located on page 11 of the prospectus dated January 27, 2000:

“On the date of this prospectus, as amended May 11, 2000, the Certificate Interest Rate on Demand Loan Certificates and the Bond Interest Rate on Subordinated Debenture Bonds is as follows:

                                                           Minimum          Certificate
                                                      Initial Investment   Interest Rate
                                                      ------------------   -------------

         Demand Loan Certificates                                 $1,000       7.50%

                                                                               Bond
         Subordinated Debenture Bonds:                                    Interest Rates
                                                                          --------------

           Ten-Year, Series A                                     $1,000       9.75%
           Ten-Year, Series B                                   $100,000      10.00%
           Five-Year, Series C                                    $1,000       9.00%
           Five-Year, Series D                                  $100,000       9.15%
           Ten-Year Monthly Income Series E                       $5,000       9.75%
           Ten-Year Monthly Income, Series F.                   $100,000      10.00%
           Five-Year Monthly Income, Series G                     $5,000       9.00%
           Five-Year Monthly Income, Series H                   $100,000       9.15%